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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41372 of @Road, Inc. on Form S-1 of our report dated March 23, 2000 appearing in the Prospectus, which is part of the Registration Statement and of our report dated March 23, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

August 17, 2000